Exhibit 99.1

DarkPulse Inc Executes M&A Support Agreement with Energy and Industrial Advisory Partners, LLC (EIAP)

The Company is evaluating an acquisition target to expand its global operations footprint

NEW YORK, New York August 4, 2021 – DarkPulse, Inc. (OTC Markets: DPLS) (“DarkPulse” or the “Company”), a technology-security company focused on the laser sensing systems based on its patented BOTDA dark-pulse sensor technology (the “DarkPulse Technology”) which provides a data stream of critical metrics for assessing the health and security of critical infrastructure/ key resources for applications in border security, railroad, oil and gas, aviation, aerospace, and mine safety, today announced it has engaged Energy and Industrial Advisory Partners, LLC (EIAP) of Houston, TX to act as an advisor to DarkPulse in the proposed acquisition transaction for an agreed target company. EIAP will act as the Company’s advisor throughout the transaction with services including Due Diligence.

“We have engaged EIAP to assist us while evaluating the acquisition of an entity we believe will accelerate DarkPulse’s position in the global infrastructure monitoring market. It is my belief this acquisition will save DarkPulse several millions of dollars while reducing the amount of time required to accomplish a similar global footprint.”, said Dennis O’Leary, Chairman and CEO of DarkPulse. “The Company is focused on expanding its services and partnerships to address global infrastructure and critical resource challenges and we believe acquisitions play an important role in this endeavor.”

The Company continues to explore additional potential opportunities in strategic locations worldwide with the goal of accelerating the adoption of its DarkPulse Technology Products and expand its global market position.

About EIAP, LLC

Energy & Industrial Advisory Partners (EIAP) was founded to provide companies, investors, and industry associations across the energy and industrial markets with economic and strategic consulting, as well as M&A and restructuring advisory services from seasoned consultants with significant industry experience. EIAP is a specialist consulting firm that utilizes its deep industry experience and rigorous analytical methodologies to help stakeholders gain the insights they require to make more informed, data-driven decisions.

EIAP’s team and its subject matter experts have worked in the industries it covers, and it has maintained that focus throughout its consulting careers. This specialism enables EIAP to provide proprietary insights into the perspectives of key customers, suppliers, and competitors. EIAP’s collective experience amounts to hundreds of engagements alongside some of the world’s most sophisticated energy and industrial companies, investors, and industry associations.

Every project is bespoke and focused on identifying and understanding the issues facing a business or industry and developing practical solutions. EIAP understands that insight not only comes from the C-Suite but also the shop floor, and the team is just as comfortable in the field as in the board room.

For more information visit:  www.EiaPartners.com

About DarkPulse, Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit: www.DarkPulse.com

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Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media contact:

DarkPulse Solutions, Inc.

media@DarkPulse.com

1.800.436.1436

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